As filed with the Securities and Exchange Commission on March 20, 2017.

Registration No. 333- 202565

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tampa Electric Company

(Exact name of registrant as specified in its charter)

Florida	59-0475140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TECO Plaza

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Schwartz, Esq.

Secretary

Tampa Electric Company

TECO Plaza

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Aileen C. Meehan, Esq.

Locke Lord LLP

Brookfield Place

200 Vesey Street, 20th Floor

New York, New York 10281

(212) 912-2982

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether TECO Energy, Inc. is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether Tampa Electric Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether TECO Finance, Inc. is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On March 6, 2015, TECO Energy, Inc. (TECO Energy), Tampa Electric Company and TECO Finance, Inc. (“TECO Finance”) filed a registration statement on Form S-3 (Registration No. 333-202565) (the “Registration Statement”), with the Securities and Exchange Commission using a shelf registration process. TECO Energy, Tampa Electric Company and TECO Finance have now terminated all offerings of their securities pursuant to the Registration Statement. By means of Post-Effective Amendments No. 1 and No. 2 to the Registration Statement, TECO Energy previously deregistered and removed all securities of TECO Energy and TECO Finance registered pursuant to the Registration Statement that remained unissued and unsold as of the date of such amendments.

Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, Tampa Electric Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister and remove all of the securities of Tampa Electric Company registered pursuant to the Registration Statement that remain unissued and unsold as of the date hereof. Tampa Electric Company will not use the Registration Statement in connection with the offer or sale of securities in the future.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 20, 2017.

TAMPA ELECTRIC COMPANY

By:	/s/ David E. Schwartz
David E. Schwartz
Secretary